Exhibit 5.2

Bradley & Riley pc Attorneys and Counselors 2007 First Avenue SE C edar Rapids, IA 52402-6344	Mailing Address: PO Box 2804 Cedar Rapids, IA 52406-2804 Telephone: 319-363-0101 Fax: 319-363-9824

May 28, 2025

United Fire Group, Inc.

118 Second Avenue SE

Cedar Rapids, IA 52401

Ladies and Gentlemen:

We are special Iowa counsel to United Fire Group, Inc., an Iowa corporation (the “Company”), in connection with the preparation of the Registration Statements on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the 1933 Act, by the Company of the following securities (collectively, the “Securities”): (a) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (b) one or more series of shares of the Company’s preferred stock, having no par value per share (the “Preferred Stock”), (c) depositary shares (“Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one of more deposit agreements (each a “Deposit Agreement”) proposed to be entered into between the Company and one or more bank or trust company to be named in the applicable Deposit Agreements; (d) debt securities of the Company (the “Debt Securities”) which may be issued pursuant to one of more indentures (each an “Indenture”) proposed to be entered into between the Company and one or more bank or trust company to be named in the applicable Indenture; (e) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more bank or trust company as warrant agent to be named in the applicable Warrant Agreements; (f) units (“Units”), evidenced by unit certificates (the “Unit Certificates”), comprising two or more of the securities described in the preceding clauses (a) through (e) which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”); and (g) rights to purchase Common Stock, Preferred Stock, Debt Securities or Units (“Rights”), which may be issued under one or more rights agreements (each, a “Rights Agreement”) proposed to be entered into between the Company and one or more agents to be named in the applicable Rights Agreements.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

BRADLEY & RILEY PC

United Fire Group, Inc.

May 28, 2025

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.              The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the 1933 Act;

2.              The Articles of Incorporation of the Company (the “Articles of Incorporation”), certified as of a recent date by the Iowa Secretary of State;

3.              The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.              Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) relating to the registration, sale and issuance of the Securities, certified as of the date hereof by an officer of the Company;

5.              The form of certificate representing a share of Common Stock, certified as of the date hereof by an officer of the Company;

6.              A certificate of the Iowa Secretary of State as to the good standing of the Company, dated as of the date hereof; and

7.              A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.              Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.              Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.              Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.              All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

BRADLEY & RILEY PC

United Fire Group, Inc.

May 28, 2025

5.              Prior to the issuance of the Securities, the Board, or an authorized committee thereof, will adopt resolutions satisfying the requirements of Sections 602 and 621 of the Iowa Business Corporation Act (the “IBCA”), if applicable.

6.              Prior to the issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will have available for issuance, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock.

7.              Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon the sale and issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Articles of Incorporation, the Bylaws, and applicable law. In the alternative, if the Company does not issue certificates representing shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will send in writing to each shareholder of the Company the information required by the Articles of Incorporation and the Bylaws and the information as contemplated by Section 626 of the IBCA for any such shares to be issued, on request by a shareholder of the Company.

8.              Any Depositary Shares will be issued under a valid and legally binding Deposit Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Articles of Incorporation, the Bylaws and applicable law.

9.              Any Debt Securities will be issued under a valid and legally binding Indenture that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Articles of Incorporation, the Bylaws, and applicable law.

10.            Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the sale and issuance of any Depositary Shares, and will comply with the Articles of Incorporation, the Bylaws, the applicable Deposit Agreement, and applicable law.

11.            Any Warrants will be issued under a valid and legally binding Warrant Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Articles of Incorporation, the Bylaws, and applicable law.

BRADLEY & RILEY PC

United Fire Group, Inc.

May 28, 2025

12.            Appropriate Unit Certificates representing Units will be executed and delivered prior to or upon the sale and issuance of any Units, and will comply with the Articles of Incorporation, the Bylaws, the applicable Unit Agreement, and applicable law.

13.            Any Rights will be issued under a valid and legally binding Rights Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Articles of Incorporation, the Bylaws, and applicable law.

14.            The underwriting agreements for offerings of the Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.              The Company is duly formed and existing under and by virtue of the laws of the State of Iowa and is in good standing with the Iowa Secretary of State.

2.              With respect to shares of Common Stock, when (a) shares of Common Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) the terms of the sale and issuance of shares of Common Stock have been duly established in conformity with the Articles of Incorporation and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

3.              With respect to shares of Preferred Stock, when (a) shares of Preferred Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) appropriate articles of amendment to the Articles of Incorporation relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Articles of Amendment”) have been duly adopted by the Board and Articles of Incorporation have been filed with and accepted for record by the Iowa Secretary of State, (d) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Articles of Incorporation and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

BRADLEY & RILEY PC

United Fire Group, Inc.

May 28, 2025

4.              With respect to any Depositary Shares, when (a) Depositary Shares and shares of Preferred Stock for which Depositary Shares are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) appropriate Articles of Incorporation relating to such class or series of Preferred Stock have been duly adopted by the Board and Articles of Incorporation have been filed with and accepted for record by the Iowa Secretary of State, (d) a Deposit Agreement relating to Depositary Shares has been duly authorized, executed and delivered by the Company, (e) the terms of Depositary Shares and related Depositary Receipts and of their sale and issuance have been duly established in conformity with the Articles of Incorporation, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (f) Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the shares of Preferred Stock for which Depositary Shares are exercisable will be duly authorized.

5.              With respect to any Debt Securities, when (a) such Debt Securities, including the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture, have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) the Indenture relating to such Debt Securities, including a supplemental indenture or officer’s certificate establishing the form and terms of such series of such Debt Securities, has been duly authorized, executed and delivered by the Company, (d) the terms of such Debt Securities and of their issuance have been duly established in conformity with the Articles of Incorporation, the Bylaws, and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Debt Securities will be duly authorized.

6.              With respect to any shares of Common Stock or Preferred Stock to be issued upon conversion of shares of Preferred Stock, when (a) if applicable, Articles of Incorporation for shares of Preferred Stock to be issued has been authorized by the Board, executed and duly filed with the Iowa Secretary of State, and (b) such shares of Common Stock or Preferred Stock, as the case may be, have been issued and delivered in accordance with the terms of the applicable Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be duly authorized.

7.              With respect to the Warrants, when (a) Warrants and shares of Common Stock or Preferred Stock, as the case may be, for which Warrants are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and each party thereto, (d) the terms of the Warrants and of their sale and issuance have been duly established in conformity with the Articles of Incorporation, the Bylaws, and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, shares of Common Stock or Preferred Stock, as the case may be, for which Warrants are exercisable will be duly authorized.

BRADLEY & RILEY PC

United Fire Group, Inc.

May 28, 2025

8.             With respect to any Units, when (a) such Units have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) a Unit Agreement relating to such Units has been duly authorized, executed and delivered by the Company, (d) the terms of Units and of their sale and issuance have been duly established in conformity with the Articles of Incorporation, the Bylaws, and the Unit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Units and related Unit Certificates have been duly executed and countersigned in accordance with the Unit Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Units will be duly authorized.

9.             With respect to the Rights, when (a) such Rights and the securities related to such Rights have been duly authorized by the Board, (b) the Registration Statement has become effective under the 1933 Act, (c) a Rights Agreement relating to such Rights has been duly authorized, executed and delivered by the Company, (d) the terms of Rights and of their sale and issuance have been duly established in conformity with the Articles of Incorporation, the Bylaws, and the Rights Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Rights have been duly executed and countersigned in accordance with the Rights Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor bas been received by the Company, the securities related to the Rights, as the case may be, will be duly authorized.

This opinion is limited to the substantive laws of the State of Iowa, including the IBCA, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the IBCA, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Iowa or any other state.

BRADLEY & RILEY PC

United Fire Group, Inc.

May 28, 2025

This opinion is rendered as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BRADLEY & RILEY PC